Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2000 included in Atlas Air, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Denver, Colorado
October 31, 2000